                                                                      EXHIBIT EE

                     SECOND AMENDMENT TO GUARANTY AGREEMENT

         This SECOND AMENDMENT TO GUARANTY AGREEMENT dated as of November 14, 2003 (this "Amendment"), is made by WYNNCHURCH CAPITAL PARTNERS, L.P., a Delaware limited partnership ("Wynnchurch USA", and WYNNCHURCH CAPITAL PARTNERS CANADA, L.P., an Alberta, Canada limited partnership ("Wynnchurch Canada", and collectively with Wynnchurch USA, the "Guarantors"), and FLEET CAPITAL CORPORATION (the "Lender").

                               W I T N E S S E T H

         WHEREAS, Alternative Resources Corporation ("ARC"), ARC Service, Inc., ARC Solutions, Inc., ARC Midholding, Inc., Writers Inc., ARC Technology Management LLC, ARC Staffing Management LLC, and ARC Shared Services LLC (collectively, the "Borrowers") and the Lender are parties to a Credit and Security Agreement dated as of January 31, 2002 (as amended, supplemented or otherwise modified from time to time, including, without limitation, by the Eighth Amendment described below, the "Credit Agreement"), pursuant to which the Lender has agreed, subject to the terms and conditions set forth therein, to make loans and other extensions of credit to the Borrowers;

         WHEREAS, the Credit Agreement as in effect prior to the Eighth Amendment provides, among other things, for the Lender to make overadvances (the "Overadvances") for the benefit of the Borrowers until March 31, 2004, or such later date as the Lender may agree in writing (the "Overadvance Termination Date"), in an aggregate amount outstanding from time to time of up to $2,000,000 (the "Overadvance Limit"), as reduced from time to time;

         WHEREAS, Wynnchurch has executed and delivered a Guaranty Agreement dated as of April 14, 2003, as amended by a First Amendment to Guaranty Agreement dated as of July 15, 2003 (the "Guaranty Agreement"), pursuant to which Wynnchurch has guarantied to the Lender the repayment of the Overadvances up to the Overadvance Limit, as reduced from time to time;

         WHEREAS, the terms of the Credit Agreement (as in effect prior to the Eighth Amendment) and the Guaranty Agreement respectively provide that the Overadvance Limit and the amount of Overadvances guarantied by Wynnchurch shall respectively be reduced from time to time upon the payment in cash by Bluecurrent, Inc. ("Bluecurrent") to the Borrowers of amounts due in respect of accounts receivable owing by Bluecurrent to the Borrowers (the "Bluecurrent Receivables"), on a dollar for dollar basis in an amount equal to such payments;

         WHEREAS, the Borrowers have requested that the Lender enter into an Eighth Amendment to Credit Agreement dated as of the date hereof (the "Eighth Amendment") whereby the Credit Agreement would be amended, among other things, to (i) extend the Overadvance Termination Date, and (ii) eliminate the automatic reduction of the Overadvance Limit resulting from the payment of Bluecurrent Receivables;

         WHEREAS, it is a condition to the Lender's agreement to enter into the Eighth Amendment that Wynnchurch shall have agreed to amend the Guaranty Agreement to extend the term thereof and to eliminate the automatic reduction in the amount of Overadvances guarantied thereunder resulting from payments made in respect of Bluecurrent Receivables;

         NOW, THEREFORE, in order to induce the Lender to enter into the Eight Amendment and to continue to make Loans and Overadvances to the Borrowers as provided in the Credit Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged by the Guarantors, the Guarantors hereby agree as follows:

         1.       Capitalized Terms.

         Capitalized terms used herein which are defined in the Guaranty Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby.

         2.       Amendments to Guaranty Agreement.

         The Guarantors and the Lender hereby agree that the Guaranty Agreement is amended as follows:

                  (a)      Amendment to Section 2(b) of the Guaranty Agreement.
Section 2(b) of the Guaranty Agreement is hereby amended and restated in its entirety as follows:

                           "(b)     Notwithstanding any provision of this
                  Agreement to the contrary, the obligations of the Guarantors under this Agreement shall not exceed the sum of (i) $2,000,000 (the "Initial Guaranty Amount"), plus (ii) in the event any payment to be made by the Guarantors hereunder is not made when due, interest at the Post-Default Rate accruing on such unpaid amount from the date such amount became due hereunder, plus (iii) the reasonable expenses (including fees and expenses of counsel), if any, incurred by the Lender in enforcement of and collection under this Agreement."

                  (b)      Amendment to Section 3(a) of the Guaranty Agreement.
Section 3(a) of the Guaranty Agreement is hereby amended and restated in its entirety as follows:

                           "(a)     Upon failure by the Borrowers punctually to
                  pay or perform the Guaranteed Obligation on the Overadvance Termination Date or on any date prior to the Overadvance Termination Date that the entire balance of the Loans shall become due as a result of acceleration or the occurrence of events described in subsections 9.1(g) or (h) of the Credit Agreement, the Lender may make demand upon the Guarantors for the payment or performance of the Guaranteed Obligation (as outstanding on Overadvance Termination Date or such prior date as the entire balance of the Loans shall become due, as applicable) and the Guarantors bind and oblige themselves to make such payment or performance not later than 20 days following such demand by Lender.

                  (c)      Amendment to Section 7 of the Guaranty Agreement.
Section 7 of the Guaranty Agreement is hereby amended and restated in its entirety as follows:

                           "7.      Termination. This Agreement shall terminate
                  upon the earlier to occur of: (a) such time as (i) all of the Borrower's obligations under the Credit Agreement have been paid in full, (ii) no Letters of Credit remain outstanding, and (iii) the Revolving Credit Commitment has terminated or expired, and (b) such time as all of the Guarantors' obligations under this Agreement have been paid in full."

         3.       Ratification; Acknowledgement.

         The Guaranty Agreement, as modified and amended by this Amendment, remains in full force and effect and is hereby ratified and confirmed in all respects except that, upon and after the effectiveness of the Eighth Amendment, each reference in the Guaranty Agreement to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by the Eighth Amendment. The Guarantors hereby acknowledge that, as a result of the Eighth Amendment, the "Overadvance Termination Date" under the Credit Agreement has been extended to March 31, 2004 or such later date as the Lender may agree in writing.

         4.       Representations and Warranties.

         The Guarantors hereby represent, warrant and confirm that: (a) the representations and warranties of the Guarantors contained in the Guaranty Agreement are true and correct on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date); (b) the Guarantors are in compliance with all of the covenants, terms and provisions set forth in the Guaranty Agreement; and (c) the execution, delivery and performance by the Guarantors of this Amendment (i) have been duly authorized by all necessary action on the part of the Guarantors, (ii) will not violate any applicable law or regulation or the organizational documents of any Guarantor, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding on any Guarantor or any of its assets, and (iv) do not require any consent, waiver or approval of or by any Person which has not been obtained.

         5.       Successors and Assigns.

         This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns

         6.       Counterparts; Governing Law.

         This Amendment may be executed in any number of counterparts which together shall constitute one agreement and delivery of an executed signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart. This Amendment shall be governed and construed in accordance with the laws (other than the conflict of laws rules) of the Commonwealth of Massachusetts.

         7.       Fee.

         In consideration for the Guarantors' entry into this Amendment, ARC agrees to pay the Guarantors Thirty Thousand Dollars ($30,000) per month (pro rated for partial months) for each month during the period (the "Guaranty Period") from the date of this Amendment to the date of termination of the Guaranty Agreement and satisfaction in full of all obligations of Guarantors hereunder (the "Amendment Payment"), payable in the manner set forth in this
Section 7, and Lender hereby consents to such payment. The Amendment Payment shall be treated as if it is additional interest payable pursuant to that certain Note dated as of January 31, 2002, as amended, of ARC to Wynnchurch Canada, and that certain Note dated as of January 31, 2002, as amended, of ARC to Wynnchurch USA (such notes collectively, the "Notes"). The Amendment Payment shall be allocated between the Guarantors in proportion to the original principal amount of such Notes and in each case such payments shall accrue as of the date when earned (it being agreed that such monthly fee shall be deemed earned in advance on the date of this Amendment and the first day of each month during the Guaranty Period) . The Amendment Payment shall accrue interest as if it were interest accrued pursuant to the Notes. Notwithstanding the foregoing, the Amendment Payment shall be deemed to be a "Subordinated Obligation" pursuant to the Subordination and Intercreditor Agreement dated as of January 31, 2002, among the Guarantors, the Lender and the Borrowers (as amended, the "Subordination Agreement") and shall be deferred and not be paid, except as permitted under the terms of the Credit Agreement and the Subordination Agreement, treating the payment of the Amendment Payment as the payment of additional interest pursuant to the Notes. In addition to the foregoing, and without limiting any other agreement between the Guarantors and the Borrower, the Borrower hereby (i) confirms that it is obligated to pay all fees described in the Guaranty Agreement as amended (including the fee due Wynnchurch Capital Ltd. described in the First Amendment to Guaranty Agreement dated as of July 15,
2003) and (ii) agrees to pay (forthwith upon demand by Guarantors) all legal and accounting fees and expenses incurred by Guarantors in connection with the Guaranty Agreement and all amendments thereto, including without limitation all fees and expenses incurred in connection with analysis and filings made under or in connection with United States securities laws.

         IN WITNESS WHEREOF, the parties have executed this Amendment as a sealed instrument as of the date first above written.

                              GUARANTORS:

                              WYNNCHURCH CAPITAL PARTNERS, L.P.

                              By: Wynnchurch Partners, L.P., its General Partner

                              By: Wynnchurch Management Inc.,
                                  its General Partner

                              By: /s/ John A. Hatherly
                                  ---------------------------------------
                              Name: John a. Hatherly
                              Title: President

                              WYNNCHURCH CAPITAL PARTNERS CANADA, L.P.

                              By: Wynnchurch Partners Canada, L.P.,
                                  its General Partner

                              By: Wynnchurch GP Canada, Inc.,
                                  its General Partner

                              By: /s/ John A. Hatherly
                                  ---------------------------------------
                              Name: John a. Hatherly
                              Title: President

                              LENDER:

                              FLEET CAPITAL CORPORATION

                              By: /s/ Christopher Godfrey
                                  ---------------------------------------
                                  Name: Christopher Godfrey
                                  Title: Senior Vice President

2nd Amendment to Guaranty

The undersigned acknowledge the foregoing Amendment and agree to be bound by the terms of Section 7 thereof.

ALTERNATIVE RESOURCES CORPORATION

By: /s/ Steven Purcell
    ---------------------------
Name: Steven Purcell
Title: Chief Financial Officer

ARC SERVICE, INC.

By: /s/ Marino Petropoulos
    ---------------------------
Name: Marino Petropoulos
Title: Treasurer

ARC SOLUTIONS, INC.

By: /s/ Marino Petropoulos
    ---------------------------
Name: Marino Petropoulos
Title: Treasurer

ARC MIDHOLDING, INC.

By: /s/ Marino Petropoulos
    ---------------------------
Name: Marino Petropoulos
Title: Treasurer

WRITERS INC.

By: /s/ Marino Petropoulos
    ---------------------------
Name: Marino Petropoulos
Title: Treasurer

2nd Amendment to Guaranty

ARC TECHNOLOGY MANAGEMENT LLC

By: ARC SERVICE, INC., its Manager and sole member

By: /s/ Steven Purcell
    ---------------------------
Name: Steven Purcell
Title: Director

ARC STAFFING MANAGEMENT LLC

By: ARC SERVICE, INC., its Manager and sole member

By: /s/ Steven Purcell
    ----------------------------
Name: Steven Purcell
Title: Director

ARC SHARED SERVICES LLC

By:  ARC SERVICE, INC., its Manager and sole member

By: /s/ Steven Purcell
    ----------------------------
Name: Steven Purcell
Title: Director

2nd Amendment to Guaranty